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                                                                     EXHIBIT 5.1
                         [Letterhead of Jones, Walker
                              Waechter, Poitevent
                           Carrere & Denegre, L.L.P.
                                 appears here]




                               November 5, 1997


OMNI Energy Services Corp.
4484 NE Evangeline Thruway
Carencro, Louisiana  70520

     RE:   OMNI Energy Services Corp.
           Registration Statement on Form S-1

Gentlemen:

       We have acted as your counsel in connection with the preparation of a registration statement on Form S-1 (Registration Statement No. 333-36561), as amended by Amendment No. 1 thereto (as amended, the "Registration Statement"), filed by OMNI Energy Services Corp. (the "Company") with the Securities and Exchange Commission, relating to the registration of the sale of shares of common stock, $.01 par value per share, of the Company (the "Common Stock").

       In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

       Based upon the foregoing, we are of the opinion that the 4,025,000 shares of Common Stock that are the subject of the Registration Statement and offered for sale pursuant to the Prospectus included therein (the "Prospectus"), when issued and sold upon the terms described in the Registration Statement and the Prospectus, will be legally issued and outstanding, fully paid and non-assessable.

       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters" and as an exhibit (including by incorporation by reference) to any registration statement filed under Rule 462 under the Securities Act of 1933, as amended (the "Act"). In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the general rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                              /s/ Jones, Walker, Waechter, Poitevent, Carrere &
                                     Denegre, L.L.P.

                              JONES, WALKER, WAECHTER, POITEVENT,
                                 CARRERE & DENEGRE, L.L.P.

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